Press Release

Contact:

Brian D. Spielmann

Chief Financial Officer

First Business Financial Services, Inc.

608-232-5970

bspielmann@firstbusiness.bank

Jason R. Graham Appointed to First Business Financial Services, Inc. Board of Directors

MADISON, WI – May 7, 2025 – First Business Financial Services, Inc. (the “Company”) (Nasdaq: FBIZ) is pleased to announce the appointment of Jason Graham to its Board of Directors as of May 1, 2025.

“We are very pleased to have Jason Graham join the Company’s Board of Directors,” stated Corey Chambas, CEO. “His public accounting background and extensive experience in public company financial strategy and capital allocation will be invaluable as the Company continues to grow and execute its strategic plan.”

Mr. Graham expressed his enthusiasm for joining the Company’s Board of Directors: “I am honored to be appointed to the Board of Directors and look forward to contributing to the Company’s execution of its strategic initiatives to drive shareholder value and foster growth. The Company has a strong reputation for excellence, and I am excited to be a part of its future.”

Mr. Graham is a seasoned financial executive and private investor, with a strong background in financial strategy, capital allocation, and shareholder value creation. He founded Rationality Capital LLC in 2017 and has served as the principal at J Graham Consulting LLC since the same year. His extensive experience includes serving as Senior Vice President, Chief Financial Officer, and Treasurer at Journal Media Group, Inc. (NYSE: JMG), holding various senior roles at Journal Communications, Inc. (NYSE: JRN) and Brookdale Senior Living Inc. (NYSE: BKD). Mr. Graham served on First Business Bank’s Southeast Wisconsin Advisory Board from 2019 to 2025 and is active in the Milwaukee community, serving on the boards of several private organizations.

About First Business Bank

First Business Bank specializes in Business Banking, including Commercial Banking and Specialty Finance, Private Wealth, and Bank Consulting Services, and through its refined focus delivers unmatched expertise, accessibility, and responsiveness. Specialty Finance solutions are delivered through First Business Bank’s wholly owned subsidiary First Business Specialty Finance, LLC. First Business Bank is a wholly owned subsidiary of First Business Financial Services, Inc. (Nasdaq: FBIZ). For additional information, visit firstbusiness.bank.

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